UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 11, 2009

UNITED STATES NATURAL GAS FUND, LP
(Exact name of registrant as specified in its charter)
Delaware	001-33096	20-5576760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code	(510) 522-3336

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 12, 2009, the United States Natural Gas Fund, LP (“UNG”) registration statement on Form S-3 (333-159772), which was initially filed on June 5, 2009 and registers an additional 1,000,000,000 units, will be declared effective by the Securities and Exchange Commission (the “SEC”).  Although the foregoing registration statement for the offering of additional units of UNG is being declared effective, UNG’s management has determined that UNG will not resume issuing units and offering Creation Baskets to its Authorized Purchasers at this time.  UNG’s management intends to make another filing at the time UNG will re-commence issuance of units through Creation Baskets indicating if it is permitting unlimited or limited amounts of creation activity.  As stated in its current prospectus, UNG creates and redeems units in blocks of 100,000 units called “Creation Baskets” and “Redemption Baskets,” respectively.  Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets.

UNG’s management has determined to suspend offerings of Creation Baskets since it could not invest the proceeds from such offerings in investments that would permit it to meet its investment objective due to current and anticipated new regulatory restrictions and limitations that have been and may be imposed by the Commodity Futures Trading Commission, the New York Mercantile Exchange (the “NYMEX”), and the IntercontinentalExchange, Inc. (“ICE”).  New regulatory restrictions and limitations will include accountability and other limits by ICE on the Henry Financial LD1 Fixed Price Contract and may include the imposition of fixed position limits on all energy-based commodity futures contracts, extension of position and accountability limits to futures contracts on non-U.S. exchanges previously exempt from such limits such as ICE, or the forced use of clearinghouse mechanisms for all over-the-counter transactions.  As a result, UNG could be required to reduce or liquidate its current level of holdings in investments or may become subject to restrictions on the types and level of investments that it may make in the future.  While it cannot be predicted at this time what regulatory restrictions and limitations will eventually be imposed or how they will impact UNG, if any of the aforementioned items are implemented, UNG’s ability to meet its investment objective may be negatively impacted and investors could be adversely affected.

At this time, UNG continues to pursue available investment alternatives that both meet its investment objective and comply with applicable legal and regulatory requirements.  As stated in its current prospectus, UNG may invest in futures contracts for natural gas, crude oil, heating oil, gasoline, and other petroleum-based fuels that are traded on the NYMEX, ICE or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and other natural gas-related investments such as cash-settled options on Futures Contracts, forward contracts for natural gas, and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”; for convenience and unless otherwise specified, Futures Contracts and Other Natural Gas-Related Investments collectively are referred to as “Natural Gas Interests” in this Form 8-K).  In this regard, UNG has entered into, and is in the process of entering into additional, over the counter swap contracts, which are intended to provide the economic equivalent of the return from ownership of the futures contract on natural gas as traded on the NYMEX (the “Benchmark Futures Contract”), with counterparties that would provide UNG with means to appropriately meet its investment objective.  However, due, in part, to the anticipated imposition of regulatory restrictions and limitations, UNG is likely to invest in Futures Contracts other than the Benchmark Futures Contract and in Other Natural Gas-Related Investments that may have the effect of increasing transaction-related expenses and result in increased tracking error.

Pending an investment in Futures Contracts other than the Benchmark Futures Contract and Other Natural Gas-Related Investments, UNG may determine to hold greater amounts of cash and cash equivalents, and lesser amounts of Natural Gas Interests, for some period of time if it determines that will most appropriately satisfy UNG's investment objective.  Holding more cash and cash equivalents, and less Natural Gas Interests, for some period of time may result in increased tracking error.  In the event that UNG determines that it is unable to invest in appropriate Natural Gas Interests, UNG will need to consider other actions to protect its unitholders and to permit UNG to achieve its investment objective.  Those actions, which may result in UNG holding greater amounts of cash and cash equivalents as described above, could include the following: (1) rejecting requests for the issuance of additional units, (2) limiting the amount of Natural Gas Interests it monthly “rolls” or of proceeds it reinvests from such monthly “rolls”, or (3) a distribution of cash to unitholders.  As provided in UNG’s current prospectus, if UNG’s general partner determines that UNG’s investment objective cannot be met by investing in the available Futures Contracts and Other Natural Gas-Related Investments, it may continue to reject requests for the issuance of additional units in the fund until such time as it determines that appropriate investments are available.  In addition, as stated in UNG’s current prospectus, UNG’s Benchmark Futures Contract changes over a four-day period during which UNG’s general partner “rolls” certain of UNG’s Natural Gas Interests by closing, or selling, a percentage of its positions in Natural Gas Interests and reinvesting the proceeds from closing those positions in new Natural Gas Interests that reflect the change in the Benchmark Futures Contract.  If UNG’s management determines that it would not be able to reinvest the full amount of the proceeds in appropriate Natural Gas Interests, UNG may not roll all of those positions for a given month, although its Benchmark Futures Contract will change as described in UNG's prospectus.  Finally, to the extent UNG is unable to invest in appropriate Futures Contracts and Other Natural Gas-Related Investments or experiences material tracking error for an extended period of time, UNG may distribute cash to its unitholders as a way to reduce the amount of its investment holdings to a level that better allows UNG to meet its investment objective.  If UNG’s management decides to distribute cash to the unitholders, the distribution will be made on a pro rata basis to unitholders as of a specified record date.  UNG’s management intends to make a filing if it decides to distribute cash to the unitholders providing notice of the distribution, including the record date and the amount and date of the distribution.  Management believes that in the event UNG holds greater amounts of cash and cash equivalents, the daily percentage changes in the Net Asset Value of UNG will tend to be less than the daily percentage changes in the Benchmark Futures Contract, regardless of the direction in the changes of the Benchmark Futures Contract.

Certain matters discussed in this current report on Form 8-K, including any statements that are predictive in nature or concern future market and economic conditions, our future performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance.  We do not have a specific policy or intent of updating or revising forward-looking statements.  Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors.  Please see our periodic reports and other filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business.  The forward-looking statements and projections contained in this current report on Form 8-K are excluded from the safe harbor protection provided by Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES NATURAL GAS FUND, LP
	By:	United States Commodity Funds LLC, its general partner
Date: August 11, 2009	By:	/s/ Howard Mah
	Name:	Howard Mah
	Title:	Chief Financial Officer